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                                 PROMISSORY NOTE



$887,142.75                                                 As of May 31, 2002



                           FOR VALUE RECEIVED, CEDAR-RL, LLC (the "Maker"), a
Delaware limited liability company having an office c/o Brentway Management LLC, 44 South Bayles Avenue, Port Washington, New York 11050, promises to pay to SILVER CIRCLE MANAGEMENT CORP. (the "Payee"), a Delaware corporation, having an office c/o Brentway Management LLC, 44 South Bayles Avenue, Port Washington, New York 11050, or at such other place as may be designated in writing by the holder of this Note, or order, the principal sum of Eight Hundred Eighty Seven Thousand One Hundred Forty Two and 75/100 ($887,142.75) Dollars, payable in three (3) equal payment of Two Hundred Ninety Five Thousand Seven Hundred Fourteen and 25/100 ($295,714.25) Dollars each together with interest accrued thereon, as hereinafter provided, on the first day of June, 2003, June, 2004, and June, 2005, when the unpaid balance hereof, and accrued interest thereon, shall be due and payable.

                  This Note shall bear interest, payable annually, in arrears, computed on the basis of a 360-day year for the actual number of days elapsed, at a rate per annum of seven and 50/100 (7.50%) percent.

                  If the principal balance of this Note shall not be paid at its maturity, or on its acceleration pursuant to the provisions hereof, interest thereon shall thereafter be computed and paid at a rate (the "Default Rate"), equal to the lesser of (a) sixteen (16%) percent per annum, or (b) the maximum rate of interest allowed by applicable law to be charged to the Maker.

                  It is not intended hereby to charge interest at a rate in excess of the maximum rate of interest permitted to be charged to the Maker under applicable law, but if, notwithstanding, interest in excess of said maximum rate shall be paid hereunder, the excess shall be retained by the holder of this Note as additional cash collateral for the payment of said principal sum, or the amount thereof outstanding, and shall be returned to the Maker upon full repayment of said principal sum, all accrued interest thereon.

                  The privilege is reserved to prepay the entire unpaid balance hereof, or a portion thereof, without penalty but with accrued interest to the date of prepayment, upon five (5) days prior notice to the Payee. Any partial prepayments shall be applied to any principal payments due hereunder in the inverse order of their maturity. Upon the giving of such notice, the amount so noticed to be prepaid, together with accrued interest thereon, shall become due and payable on the date specified in such notice for prepayment.





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                  IT IS EXPRESSLY AGREED that the said principal sum shall
become due at the option of the holder of this Note on the happening of any Event of Default under the terms of the Pledge (as those terms are hereinafter defined) said principal sum may or shall become due and payable; also that all of the conditions and agreements contained in the Pledge are hereby made part of this instrument.

                  No failure on the part of the Payee to exercise, and no delay in exercising, any right or remedy hereunder, under the Pledge shall operate as a waiver thereof; nor shall any single or partial exercise by the Payee of any right or remedy hereunder, or under the Pledge preclude any other or further exercise thereof or the exercise of any other right or remedy that the Payee may have under this Note, the Pledge, or applicable law or otherwise. The receipt by the Payee of payments of interest or principal hereunder or any other sums due hereunder or under the Pledge with knowledge on the part of the Payee of the existence of a default hereunder or under the Pledge shall not be deemed a waiver of such default. Any payment by the Maker or receipt by the Payee of less than the full amount of interest, principal and/or other sums due hereunder or under the Pledge shall be deemed to be on account of all such interest, principal and other sums and shall be applied against such interest, principal and/or other sums in such manner and order as the Payee shall choose in its sole and absolute discretion. The rights and remedies provided in this Note and the Pledge are cumulative and not exclusive and are in addition to all others that may be provided by other agreements and documents and applicable law.

                  The Maker hereby further agrees, on demand, to pay, reimburse and satisfy in full any and all expenses that may be paid or incurred by the Payee in the collection of all or any portion of the indebtedness evidenced hereby or the exercise or enforcement of any one or more of the other rights, powers, privileges, and remedies of the Payee hereunder or under the Pledge, irrespective of the manner or success of any such collection, exercise or enforcement. Any such expenses shall bear interest at the Default Rate from the date the same are incurred by the Payee until repaid to it by the Maker.

                  Presentment for payment, notice of dishonor, protest and notice of protest are hereby waived.

                  This Note is secured by a Pledge and Security Agreement (the "Pledge") made by the Maker to the Payee of even date herewith covering the collateral more particularly described in the Pledge.

                  The Maker agrees that this Note shall be construed in accordance with and governed by the laws of the State of New York. The Maker further agrees that in any action or proceeding brought by the Payee against the Maker in connection with this Note, (i) the Maker and, by its acceptance hereof, the Payee, shall and do hereby waive trial by jury, (ii) the Supreme Court of the State of New York for the County of New York, or (in a case involving diversity of citizenship) the United States District Court for the Southern District of New York, shall have jurisdiction of any such action or proceeding,
(iii) service of any summons and complaint or other process in any action or proceeding may be made by registered or certified mail directed to the Maker at its address hereinabove set forth, the Maker hereby waiving personal service thereof, and (iv) within thirty (30) days after such mailing the Maker shall appear or answer to any summons and complaint or other process, and should the Maker fail to appear or answer within said thirty-day period, the Maker shall be deemed in default and judgment may be entered by the Payee against the Maker for the amount as demanded in any summons or complaint or other process so served.



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                  The terms and provisions of this Note are severable, and if any term or provision shall be determined to be superseded, illegal, invalid or otherwise unenforceable in whole or in part pursuant to applicable law by a governmental authority having jurisdiction, such determination shall not in any manner impair or otherwise affect the validity, legality or enforceability of that term or provision in any other jurisdiction or any of the remaining terms and provisions of this Note in any jurisdiction.

                  This Note may not be changed or terminated orally. This Note shall bind the heirs, legal representatives, successors and assigns of the Maker and shall inure to the benefit of the holder hereof and its legal representatives, successors and assigns.




                                         CEDAR-RL, LLC

                                         By: Cedar Income Fund Partnership, L.P.

                                         By: Cedar Income Fund, Ltd.

                                         By: /s/ Brenda J. Walker
                                             -----------------------------------
                                             Name:  Brenda J. Walker
                                             Title: Vice President






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